UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 14, 2006
BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

0-25434	04-3040660

(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 262-2400.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.
As previously announced on May 18, 2006, the Company on May 15, 2006 received a notice from holders of more than 25% in aggregate principal amount of the Company’s 4.75% Convertible Subordinated Notes due 2008 (the “Notes”) outstanding that it is in default of Section 6.2 of the Indenture, dated May 23, 2001 (the “Indenture”), with respect to the Notes, based on the Company’s failure to file its Form 10-Q for the period ended March 31, 2006. Under Section 8.1 of the Indenture, an Event of Default occurs if the Company fails to cure the default within 60 days after written notice of the default to the Company and the trustee by holders of at least 25% in aggregate principal amount of Notes outstanding. On July 14, 2006 the Company received notice from holders of more than 25% of the aggregate outstanding principal amount of the Notes accelerating the Company’s obligation to repay the unpaid principal on the Notes. The Company intends to promptly make this payment. After fully repaying the Notes, Brooks estimates that its remaining cash, cash equivalents and marketable securities will be in excess of $160 million.
ITEM 8.01 OTHER EVENTS.
On July 14, 2006, Brooks Automation, Inc. issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on July 14, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
/s/ Thomas S. Grilk
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary

Date: July 14, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on July 14, 2006.